Exhibit 21.1

Schedule of Subsidiaries of FTI Consulting, Inc.

Legal Name	Jurisdiction
Compass Lexecon LLC	Maryland
[f/k/a Lexecon, LLC]
[f/k/a LI Acquisition Company, LLC]
FCN Holdings CV	Netherlands

FD MWA Holdings Inc.	Delaware
FD-CMM Mexico, S. de r.L. de C.V.	Mexico
Ferrier Hodgson Management Services Inc.	Philippines
FH Asset Management Corp.	Philippines
FH Corporate Services Inc.	Philippines
FTI Capital Advisors (Australia) Pty Ltd	Australia, New South Wales
FTI Capital Advisors, LLC	Maryland
[f/k/a FTI Merger & Acquisition Advisors, LLC]
FTI Consulting—FD Australia Holdings Pty Ltd	Australia, Victoria
[f/k/a FD Australia Holdings Pty Ltd]
FTI Consulting—Qatar LLC	Qatar
[f/k/a Dispute Resolution Consulting LLC]
FTI Consulting (Asia) Ltd	Hong Kong
[f/k/a International Risk Limited]
FTI Consulting (Australia) Pty Ltd	Australia
FTI Consulting (Beijing) Co., Limited	Beijing, China
[f/k/a—FD (Beijing) Consulting Co., Ltd.]
FTI Consulting (BVI) Limited	British Virgin Islands
[f/k/a FTI Forensic Accounting Limited]
[f/k/a Forensic Accounting Limited]
FTI Consulting (Cayman) Ltd	Cayman Islands
FTI Consulting (China) Ltd.	China
[f/k/a Thompson Market Services (Shanghai) Co. Ltd]
FTI Consulting (CM) Limited	Ireland
[f/k/a K Capital Source Limited]
FTI Consulting (Government Affairs) LLC	New York
FTI Consulting (Hong Kong) Limited	Hong Kong
FTI Consulting Capital Advisors (Hong Kong) Limited	Hong Kong
[f/k/a FTI Consulting (Hong Kong) Services Four Limited]
[f/k/a Sun Easy Investment Limited]

FTI Consulting (Hong Kong) Services One Limited	Hong Kong
[f/k/a Chater Secretaries Limited]

Power Famous Limited	Hong Kong

[f/k/a FTI Consulting (Hong Kong) Services Three Limited]	Hong Kong
[f/k/a Power Famous Limited]
FTI Consulting (Hong Kong) Services Two Limited
[f/k/a Lansdowne Nominees Limited]
FTI Consulting (Ireland) Limited	Ireland
[f/k/a Financial Dynamics Ireland Ltd.]
FTI Consulting (Perth) Pty Ltd	Australia
[f/k/a FD PTY LIMITED]
[f/k/a FD Third Person Perth Pty Limited]
[f/k/a Kudos Consultants Pty Limited]
FTI Consulting (SC) Inc.	New York
[f/k/a FD U.S. Communications, Inc.]

Legal Name	Jurisdiction
FTI Consulting (SC) Ltda.	Colombia
[f/k/a FD Gravitas Ltda.]
[f/k/a Gravitas Comunicaciones Estrategicos Limitada]
FTI Consulting (SC)(Hong Kong) Limited	Hong Kong
[f/k/a Financial Dynamics Asia Ltd.]
FTI Consulting (Singapore) PTE. LTD.	Singapore
[f/k/a FS Asia Advisory Pte. LTD.]
FTI Consulting (Strategic Communications) S.A.S.	France
[f/k/a Financial Dynamics S.A.S.]
FTI Consulting (Sydney) Pty Ltd	Australia, New South Wales
[f/k/a FD (Sydney) PTY LTD]
[f/k/a FD Third Person Pty Limited]
[f/k/a Third Person Communications Pty Limited]
FTI Consulting Acuity LLC	Maryland
FTI Consulting B.V.	Netherlands
[f/k/a Irharo B.V.]
FTI Consulting Belgium SA	Belgium
[f/k/a Blueprint Partners SA]
FTI Consulting Canada Inc.	British Columbia, Canada
[f/k/a Watson, Edgar, Bishop, Meakin & Aquirre Inc.]
FTI Consulting Canada ULC	British Columbia, Canada
FTI Consulting Colombia S.A.S.	Colombia
FTI Consulting Denmark ApS	Denmark
FTI Consulting Deutschland GmbH	Germany
FTI Consulting Deutschland Holding GmbH	Germany
[f/k/a Maia Neunundzwanzigste Vermögensverwaltungs-GmbH]
FTI Consulting Group Limited	England and Wales
[f/k/a Financial Dynamics Ltd.]
FTI Consulting Gulf Limited	England and Wales
[f/k/a FD Gulf Limited]
[f/k/a FD Dubai Limited]
FTI Consulting India Private Limited	India
[f/k/a FD Communications India Private Limited]
FTI Consulting International Limited	British Virgin Islands
FTI Consulting LLC	Maryland
FTI Consulting LLP	England and Wales
[f/k/a—FTI Consulting Management LLP]
FTI Consulting Malaysia SDN. BHD.	Malaysia
FTI Consulting Management Limited	England and Wales
[f/k/a—FTI Consulting Limited]
[f/k/a—Carmill Limited]
FTI Consulting Management Ltd	Hong Kong
[f/k/a—FTI Consulting (Asia) Limited]
[f/k/a— Baker Tilly Hong Kong Business Recovery Ltd] [f/k/a Baker Tilly
Purserblade Asia Limited]
[f/k/a Purserblade Asia Limited]
FTI Consulting Management Solutions Limited	Ireland
[f/k/a Distinct Intelligence Limited]
FTI Consulting Mexico S DE RL DE CV	Mexico
(f/k/a FDFTI Mexico S DE RL DE CV)
FTI CONSULTING MEXICO SERVICES. S DE R.L. DE C.V.	Mexico
FTI Consulting Panama, SDAD. LTDA.	Panama
FTI Consulting Platt Sparks LLC	Texas
FTI Consulting Pte Ltd.	Singapore
[f/k/a International Risk (Singapore) Pte Ltd].
FTI Consulting Puerto Rico, Inc.	Puerto Rico
FTI Consulting Realty LLC	New York

Legal Name	Jurisdiction
FTI Consulting Russia Limited	England and Wales
[f/k/a FD Russia Limited]
FTI Consulting S.A.	Argentina
FTI Consulting SC GmbH	Germany
[f/k/a Financial Dynamics GmbH]
[f/k/a A & B Financial Dynamics gmbh]
FTI Consulting Solutions Limited
[f/k/a Brewer Consulting Limited]
FTI Consulting South Africa (Pty) Ltd	England And Wales
[f/k/a FD Media and Investor Relations Pty Ltd]
[f/k/a Beachhead Media and Investor Relations (Proprietary) Limited]	S. Africa
FTI Consulting Spain, S.R.L.	Spain
FTI Consulting Switzerland GmbH	Switzerland
FTI Consulting Technology (Sydney) Pty Ltd	Australia
[f/k/a FTI Ringtail (AUST) PTY LTD]
[f/k/a FTI Australia Pty Ltd.]
FTI Consulting Technology LLC	Maryland
[f/k/a FTI Technology LLC ]
[f/k/a FTI Repository Services, LLC ]
FTI Consulting Technology Software Corp	Washington
[f/k/a Attenex Corporation]
FTI Consulting, Inc.	Maryland
FTI Consultoria Ltda.	Brazil
[f/k/a FTI Holder Consultoria LTDA]
[f/k/a FTI Holder Consultoria S.A.]
[f/k/a Arbok Holdings S.A.]
FTI Director Services Limited	British Virgin Islands
[f/k/a FS Director Services Limited]
FTI Director Services Number 2 Limited	British Virgin Islands
[f/k/a FS Director Services Number 2 Limited]
FTI Director Services Number 3 Limited	British Virgin Islands
[f/k/a FS Director Services Number 3 Limited]
FTI Financial Services Limited	England and Wales
[f/k/a Hoodwell Limited]
FTI France SAS	Paris, France
FTI General Partner (BVI) Limited	British Virgin Islands
FTI General Partner LLC	Maryland
FTI Global VAT Compliance B.V.	Netherlands
FTI Global VAT Compliance BVBA	Belgium
FTI Global VAT Compliance S.R.L.	Italy
FTI Hosting LLC	Maryland
FTI International LLC	Maryland
[f/k/a FTI FD LLC]
FTI Investigations, LLC	Maryland
FTI Services Limited	British Virgin Islands
[f/k/a Total Sun Investments Limited]
FTI UK Holdings Limited	England and Wales
FTI, LLC	Maryland
Gravitas Panama S.A.	Panama
Greenleaf Power Management LLC	Maryland
IRL (Holdings) Limited	British Virgin Islands
PT. FTI Consulting Indonesia	Indonesia
Sports Analytics LLC	Maryland
Taxand VAT Compliance SL:	Spain
The Lost City Estates S.A.	Panama
Thompson Market Services Limited	Hong Kong
WDSCOTT (US) INC.	New York